EXHIBIT 10.2


                               MARKETING AGREEMENT

THIS MARKETING AGREEMENT ("Agreement") is entered into and effective on this 15th day of November, 2002, by and between American National Insurance Company, hereinafter referred to as "American National," an insurance company organized under the laws of the state of Texas, and Legacy Marketing Group, hereinafter referred to as "LMG," a California corporation, with reference to the following facts:

WHEREAS, LMG and American National will enter into a certain Administrative Services Agreement, hereinafter referred to as the "Administrative Services Agreement," pursuant to which certain insurance business is to be administered by LMG.

WHEREAS, the objective of this Agreement is to provide an arrangement to sell certain policies ("Policies") of American National as specified in APPENDIX A of this Agreement. The term "Policies," as used throughout this Agreement, shall be deemed to encompass all policies, certificates and contracts issued by LMG on behalf of American National. Furthermore, the term "Policyholder," as used throughout this Agreement, shall be deemed to encompass all contract owners, including policyholders and certificateholders.

WHEREAS, American National desires that LMG to recruit, provide product training and appoint Wholesalers and Producers in the sale of certain Policies issued by American National as specified in APPENDIX A. Wholesalers and Producers are those duly licensed insurance agents contracted with LMG to sell American National products.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter contained and other good and valuable consideration, LMG and American National hereto do agree as follows:

1.   APPOINTMENT OF LMG AND SCOPE OF AUTHORITY

1.1 American National hereby authorizes LMG to recruit and provide product training to Wholesalers, (who in turn recruit and provide product training to Producers in their downline) and appoint Wholesalers and Producers in the solicitation of the Policies in the geographic territory specified in APPENDIX A (the "Territory").

1.2 It is understood and agreed that LMG is an independent contractor and nothing herein shall be construed to create the relationship of employer or employee between American National and LMG or between American National and any officer, employee, agent or other associated person of LMG. Neither LMG nor any Wholesaler or Producer has authority to incur any liability on behalf of or to bind American National in any way or change its rights, duties or obligations, except as may be set forth in this Agreement or in the Administrative Services Agreement between American National and LMG.


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1.3 All Wholesalers and Producers who have been recruited and are appointed to sell the Policies referenced in APPENDIX A by LMG shall be identified by American National as Wholesalers and Producers of LMG as to such Policies. Any and all contracts entered into by and between such Wholesalers and Producers with respect to the Policies shall be coded through LMG and deemed agents of LMG for such policies. American National may terminate American National's appointment of any Wholesalers and Producers with prior written notice to LMG, but may not otherwise terminate, recode, or otherwise disturb the relationship between LMG and Wholesalers and Producers without the prior written consent of LMG.

1.4 Any General Agents and Agents for American National who want to sell LMG products will need to be contracted with LMG to sell such products. Contracts will include the American National hierarchy. This will apply to the American National Agency Divisions and to any producer relationships gained through future American National acquisitions. On any sale of LMG products by American National General Agents and Agents, LMG will pay American National the highest agent hierarchy level commission.

1.5 LMG and American National both agree not to solicit business not subject to this Agreement through the other party's agency force without prior written approval of the other party.

1.6 Standard Life and Accident ("Standard") Producers who desire to sell ANICO products which are proprietary of LMG and LMG Producers who desire to sell Standard products shall adhere to the following procedures:

     (a) Standard Producers can market the ANICO annuities and life insurance products that are proprietary to LMG.

     (b)  LMG Producers can market the Standard product line.

     (c) If a Producer is contracted with LMG, he or she may also contract with Standard directly.

     (d) If an American National shelf product is sold, the structure which first appointed the agent with American National will receive the commission on the case.

     (e) Standard Producers may contract with LMG, through one of LMG's Wholesalers, to market LMG's proprietary products through LMG's life insurance carrier relationships including, but not limited to American National.

1.7 Producers who are contracted with American National prior to contracting with LMG shall adhere to the following procedures:

     (a) If the Producer is a career/ordinary/multiple lines marketing Producer with American National, then this Producer is considered to be "captive." If these Producers wish to sell any products available through LMG, they need to work back through their Regional Director at American National. It is up to the


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o CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

          Regional Director as to whether or not they will allow the Producer to work directly with an LMG Wholesaler. In the event that the Producer wishes to sell a product of LMG's from time to time they may want to consider using a Single Case Agreement for these infrequent sales.

     (b) If the Producer is contracted through the o they are free to contract directly with LMG through one of LMG's Wholesalers. These Producers can sell LMG products without a release from the o.

     (c) If the agent is contracted through o the agent must receive a release from o in order to work directly with an LMG Wholesaler. Producers who are contracted through o can sell LMG products. These Producers must follow the same transfer policy that LMG asks its own Wholesalers and Producers to abide by.


2.   Rights, RESPONSIBILITIES AND OBLIGATIONS OF AMERICAN NATIONAL

2.1  American National agrees to compensate LMG as follows:

     (a) The amount of policy commission shall be as specified in APPENDIX B and shown as Premium Commission and Fund Commission(s) One and Two.

     (b) Premium Commission will be paid to LMG by American National within five (5) business days of the application of the premium. The Premium Commission will be part of the weekly commission process and will be paid by American National to LMG, by authorizing LMG to write a check to itself against the American National Disbursement account for the total weekly commission amount.

     (c) Fund Commission One is based on month end Cash Value and shall be paid to LMG by American National within five (5) business days of receipt of LMG's report via wire transfer to an LMG bank account.

     (d) Fund Commission Two will be paid to LMG by American National monthly on the date on which the premium was effective beginning in the thirteenth month thereafter. Fund Commission Two will be part of the weekly commission process and will be paid by American National to LMG, by authorizing LMG to write a check to itself against the American National Disbursement account for the total weekly commission amount.

     (e) The marketing allowance of o of commission on first year annuity premium, single premium whole life premium and first year scheduled life premium will be paid within five (5) business days of the date that a premium was applied to a policy by American National via wire transfer to an LMG bank account.


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o CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

2.2 American National reserves the right to withdraw its Policies from any state or other jurisdiction, with 90 days written notice to LMG, unless mandated by any law, regulation, regulatory agency or court of law to do so immediately. Furthermore, such notice will not be required in the event that American National provides LMG with written documentation that failure to withdraw such Policy will cause significant adverse financial impact to American National. LMG and American National may mutually agree in writing to withdraw any Policy without the required notice.

2.3 LMG agrees that the compensation payable pursuant to Section 2.1 shall be accepted by it as full compensation from American National for its marketing services hereunder.

2.4 Section 2.1 of this Agreement and APPENDIX B will provide for the compensation payable to LMG from American National. APPENDIX B will be amended by written agreement of LMG and American National to conform with each new product specification as they are developed and finalized.

2.5 The commissions specified in APPENDIX B shall be modified whenever necessary to conform to the legal requirements of any state.

2.6 American National shall be responsible for ensuring that its products listed in APPENDIX A in its present form, or as amended, comply with all applicable state, federal and local laws and regulations.

2.7 American National shall have sole responsibility for filing advertising materials and policy forms pertaining to the business underwritten by American National, in those states that so require, prior to approving their use by LMG. o

2.8 American National shall immediately, within five (5) business days, provide LMG with written notice of any change of authority of persons authorized and enumerated in APPENDIX E to provide LMG with instructions or directions relating to services to be performed by LMG under this Agreement.

2.9 During the term of this Agreement, o shall not develop any proprietary products with any o without the express written approval of o. o

2.10 In the event of termination under Section 3.2(b) or 3.2(c), American National guarantees the commission payment due to Wholesalers and Producers (via payment to LMG) to which they may become entitled after the effective date of termination to the extent that American National has not previously remitted such commissions to LMG.

2.11 Subject to American National's approval in writing in advance, American National shall be responsible for researching, obtaining, and the registration of any service marks issued by the U.S. Patent and Trademark Office for use with the products developed by LMG and American National, and any costs associated therewith. American National grants to LMG a gratuitous license for the use of such marks on LMG and American National proprietary products. Notwithstanding the foregoing, LMG may register and own its own marks that may be used on


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products underwritten by American National. Further, LMG grants to American
National a gratuitous license for the use of its marks on LMG and American National proprietary products.

3.   TERM, TERMINATION AND MODIFICATION OR AMENDMENT OF THIS AGREEMENT

3.1 Subject to termination as hereinafter provided, this Agreement shall remain in force and effect for a period of five (5) years, the term of this Agreement. This Agreement shall be renewed for successive terms of one (1) year unless terminated by either party as provided herein.

3.2 The termination of this Agreement is governed by the following provisions:

     (a) American National or LMG may terminate this Agreement or any renewal thereof, without cause, upon twelve (12) months prior written notice to the other signed by authorized personnel, as provided in APPENDIX E.

     (b) This Agreement may be terminated by mutual agreement of LMG or American National at any time. Such termination shall be signed by authorized personnel of both parties, as shown in APPENDIX E.

     (c) If either American National or LMG shall materially breach this Agreement or be materially in default in the performance of any of its duties and obligations hereunder (the defaulting party), the other party shall give written notice thereof, as signed by authorized personnel, as provided in APPENDIX E, to the defaulting party. If such default or breach is not cured within ninety (90) days after such written notice is given, then the party giving such written notice may terminate this Agreement with thirty (30) days notice of such termination to the defaulting party.

     (d) Notwithstanding anything herein to the contrary, American National or LMG may terminate this Agreement or any renewal thereof, with cause, immediately by written notice, as signed by authorized personnel, as provided in APPENDIX E, to the other. Cause is defined as fraudulent, criminal, unethical activity or blatant disregard for the terms and conditions of this Agreement.

     (e) Termination of this Agreement as a result of default or breach by American National shall not constitute a waiver of any rights of LMG in reference to services performed prior to such termination. Termination of this Agreement as a result of default or breach by LMG shall not constitute a waiver by American National of any rights under this Agreement.

     (f) Termination of this Agreement does not affect in any way the Administrative Services Agreement.


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3.3 This Agreement may be modified or amended at any time by mutual agreement of the parties, provided such modification is in writing, signed by authorized personnel as provided in APPENDIX E of this Agreement.

3.4 Neither party may assign or delegate all or any part of its rights and/or duties under this Agreement without the written consent of the other party signed by authorized personnel as shown in APPENDIX E.

4.   RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF LMG

4.1 At all times during the term of this Agreement, LMG (or the licensed individual who is acting on behalf of LMG in such states that do not permit the licensing of corporations) and all Wholesalers and Producers shall be properly licensed with each state or other jurisdiction and properly appointed with American National in each state or other jurisdiction within the Territory before engaging in any activity which under the laws of such state or other jurisdiction makes such licensing necessary. Without limiting the generality of the foregoing, all such Wholesalers and Producers shall at all times bear the cost of maintaining all required licenses by any such state.

4.2 LMG will itself and will communicate to each Wholesaler and Producer to use only forms, applications, advertising (as such term is generally defined by the regulation of the state or other jurisdiction in which Policies referenced in APPENDIX A are solicited), office procedures, guides and rules furnished, authorized or promulgated by American National and in each state or other jurisdiction where any Wholesalers and Producers solicit Policies. No written advertising or sales materials of any kind or recruiting material referencing the Policies of American National shall be authorized by LMG until after it has been approved in writing by American National. LMG will provide such materials with sufficient lead-time to allow appropriate review by American National. American National will then use commercially reasonable efforts to provide a timely response within five (5) business days. No oral presentation of any kind shall be authorized by LMG which does not conform to applicable statutes and regulations or which does not accurately reflect the terms and conditions of the Policies being sold. All recruiting practices of LMG's Wholesalers shall comply with all applicable laws, ordinances, and regulations of the appropriate authorities. American National shall be responsible for the maintenance of the advertising files and logs, as mandated by applicable state statutes and regulations.

4.3 LMG shall report and remit to American National or to its designated servicing organization, all first-year or other premiums collected by LMG or its Wholesalers or Producers, as specified in the Administrative Services Agreement.

4.4 LMG is responsible for the payment to American National of all monies which LMG, or its Wholesalers and Producers collect on behalf of American National. However, until American National receives all monies due, the same shall be a debt payable by LMG upon demand for which American National may at its option offset with commissions otherwise due until such liability is satisfied. Any indebtedness to American National or its affiliates or subsidiaries shall be a first lien against monies otherwise due under this Agreement.


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4.5 LMG, in performance of its marketing obligations and duties, will not itself and will use its best efforts to prevent Wholesalers and Producers, appointed hereunder, in the performance of their obligations and duties hereunder, from doing any of the following:

     (a) Enter into any agreement or incur any obligation on behalf of American National, except with its written permission:

          1. bind American National in its dealings with any Wholesaler and Producer or LMG employee, or

          2.   commit American National to

               (i) pay any money to any such Wholesaler, Producer or employee, or

               (ii) a date that a payment will be made.

     (b) Assign any compensation, other than commissions payable to Wholesalers or Producers, payable under it without the prior written consent of American National.

     (c) Solicit applications for American National in any manner prohibited by or inconsistent with the provisions of this Agreement or the rules and regulations as mutually agreed by LMG and American National, now or hereafter in force.

     (d)  With respect to any Policy,

          1. make any alterations, modifications or endorsements or otherwise alter American National's obligations as stated in the Policy;

          2.   charge special rates or extend the time for paying premiums;

          3.   waive forfeitures;

          4.   deliver or allow the delivery of any policy or contract unless:

               (i) the health of the person or persons proposed for insurance is in accordance with American National's requirements, and

               (ii) the first policy premium or payment amount required by
                    American National rules and practices is paid in full;


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          5.   approve evidence of insurability or bind or commit American
               National on any risk in any manner;

          6. collect or receive any life insurance premiums after the initial premium, except as may be required in the Administrative Services Agreement;

          7.   adjust or settle any claim;

          8. retain any issued American National policy not delivered within thirty (30) days of issue.

     (e) Initiate any civil or criminal action or proceeding, whether or not brought in the name of American National, which may in any way involve or affect American National, its affiliates, their business, operations, or any Policy issued by American National, as referenced in APPENDIX A. Nothing herein shall be construed to limit LMG's right to initiate any action or proceeding against American National to enforce any right of LMG.

     (f) Use or authorize the use of any written, oral or visual communication, circular, advertisement or other publication:

          1. bearing American National's name, as advertising matter or otherwise, except with the prior written approval of American National; or

          2. referring to any insurance company tending to bring it into disrepute.

     (g) Knowingly or willfully violate the insurance laws or the regulations of the Insurance Department of any State or any other jurisdiction in which LMG represents American National.

     (h) Knowingly or willfully misapply funds of American National or any other person or entity.

     (i) Perpetrate any fraud against American National or any other person or entity or embezzle funds of American National.

4.6 LMG shall provide American National ninety (90) days prior written request if LMG desires to increase its fees or charges to American National or to change the manner of payment or to change any other provision of this Agreement. American National must respond in writing to such request within sixty (60) days of receipt. If LMG and American National do not agree to such changed fees, then no such change shall take place. In such an event, LMG's only remedy is to withdraw this increase and/or terminate this Agreement pursuant to 3.2(a).


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4.7 LMG may rely on instructions of any person indicated on American National's
"Schedule of Authorized Personnel," attached hereto as APPENDIX E. Each of such persons is authorized to give instructions under this section with respect to any matter arising in connection with this Agreement.

4.8 LMG shall cause each new Wholesaler and Producer to enter into Wholesaler or Producer Agreements in the form shown in APPENDIX C. LMG will provide American National with copies of the Wholesaler or Producer Agreement whenever it is changed. Subject to American National's approval of the appointment process and agent contracting criteria, for those Wholesalers and Producers who satisfy the agent contracting criteria as mutually agreed to by LMG and American National, LMG shall file appointments of such Wholesalers and Producers in the appropriate states' insurance departments and other jurisdictions. However, if any appointment process or contracting criteria is determined to be contrary to any pertinent statute or regulation, American National may modify the contracting process or criteria to be in compliance with such statute or regulation. LMG will report monthly to American National a list of current appointments, adding new appointments and terminations from the list each month. Consideration for such appointments and terminations is provided for in the Administrative Services Agreement.

4.9 LMG shall produce sales of combined life and annuity annualized premium in excess of o. In the event that the aforementioned production requirements are not attained by LMG, American National may terminate this Agreement with twelve
(12) months written notice to LMG, signed by authorized personnel, as provided in APPENDIX E.

4.10 In the event that any state insurance department withdraws or cancels LMG's insurance license (or the license of the individual who is acting on behalf of LMG in such states that do not permit the licensing of corporations), or right to sell or conduct its business, LMG will stop marketing activity under this Agreement in that state and notify American National. American National may terminate the authority of LMG with regard to such affected Policies which termination of authority shall be effective on the same date as the effectiveness of the action of such state insurance department.

4.11 LMG will possess and maintain at all times errors and omissions coverage or other appropriate liability insurance in the states in which LMG does business. Such coverage shall be in a minimum amount o per occurrence o aggregate in a form acceptable to American National and underwritten by a company rated by A.M. Best as A- or better. In addition, each Wholesaler and Producer that is covered by LMG's group plan who is appointed or renewed after April 1, 2003, shall also possess and maintain at all times errors and omissions coverage with a minimum liability o per occurrence o aggregate. Commencing on April 1, 2003, current Producers or Wholesalers who have errors and omission coverage outside of LMG's group plan will be required to have a minimum liability of o per occurrence o aggregate upon policy renewal, and in no event later than January 1, 2004. Such coverage shall be in a form acceptable to American National and underwritten by a company rated by A.M. Best as A- or better.


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5.   RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF BOTH PARTIES

5.1 It is acknowledged by both American National and LMG that certain of American National's obligations hereunder are to be performed by LMG, pursuant to the Administrative Services Agreement between American National and LMG. This does not relieve American National of any of its duties and obligations unless the specific service is provided for in the Administrative Services Agreement, including any subsequent amendments, whereby LMG has explicitly acknowledged the responsibility of such service.

5.2 Each party agrees that it will not knowingly or willingly, directly or indirectly, at any time during the term of this Agreement or within two (2) years thereafter, induce or attempt to induce any policy holder or contract holder of the other party to terminate, reduce coverage, or replace any policy, as referenced in APPENDIX A or otherwise disturb the relationship between the other party and any of its policy holders.

5.3 Each party agrees that it will use commercially reasonable efforts to prevent any Wholesaler and Producer, directly or indirectly, at any time during the term of this Agreement or within two (2) years thereafter, from inducing or attempting to induce any insurance client of the other party to terminate or reduce coverage or replace any policy of insurance placed through the efforts of the other party or otherwise disturb the relationship between the other party and any of its insurance clients.

5.4 LMG and American National agree to inform the other of any changes to its legal structure, and of any changes in its officers or partners. Changes in officers or partners may be satisfied by making such information available on the parties' website. LMG and American National agree to inform the other of any material changes or transfers of its stock or partnership interests. Material changes shall be defined as a 20% or greater change in ownership.

5.5 Commission debit balances on American National products sold through LMG will be handled according to the following guidelines:

     (a) o responsible for the debit balances incurred as a result of any debit transactions occurring on or after the effective date of this Agreement.

     (b) o will o for the debit balances incurred as a result of any debit transactions occurring between December 1, 1996 and through the effective date of this Agreement.

     (c) o responsible for agent debit balances incurred as result of any transactions occurring prior to December 1, 1996.

     (d) Any fees associated with the debit balances, including collection agency fees, will be o.

     (e)  Any interest earned on debit balances will be o.


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o CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

     (f) Determination and approval of debit balance write-offs will occur as outlined in the separate agreement signed May 22, 1997, incorporated by reference herein, and by any subsequent amendments made to such agreement. Within five (5) business days of debit balance write-offs,
          o will send o a check for the portion of the debit balance for which they are responsible.

     (g) With respect to monies or assets received as a personal payment or collected from a collection agency toward a debit balance, such payments will be credited on a First In First Out (FIFO) basis, regardless of the carrier.

     (h) Debit balances which are incurred as a result of any federal, state or regulatory change, or order of any court of competent jurisdiction, or as a result of substantial fault on the part of o shall be o on a case by case basis by o.

6.   PROPRIETARY, CONFIDENTIAL INFORMATION AND PRIVACY OF INFORMATION

6.1 Proprietary and Confidentiality. Each party acknowledges that certain information received from the other may be proprietary and/or confidential (referred to herein as "Confidential Information") in nature. All such Confidential Information shall be used by each party solely for purposes of soliciting insurance pursuant to this Agreement. Except as required by law or to inform the appropriate party or its officers, directors, employees, agents, affiliates or contractors (collectively referred to herein as "Affiliates"), for the purpose of compliance with or negotiation of or performance under this Agreement, neither party shall disclose the contents of this Agreement to third parties (other than Affiliates) without the other's written approval, which shall not be unreasonably withheld or delayed.

6.2 Privacy. To protect Confidential Information each party shall: (i) keep all Confidential Information in strict confidence; (ii) prevent disclosure of Confidential Information to third parties (except for Affiliates with a need-to-know); (iii) promptly notify the other of any loss or unauthorized use or disclosure of or access to Confidential Information; and (iv) promptly notify the other upon receipt of a request or demand pursuant to law to disclose Confidential Information, so that the appropriate party may seek a protective order or similar remedy. For the purpose of this Agreement, the term "Confidential Information" shall not include information that is: (a) in or becomes part of the public domain other than pursuant to a breach of this Agreement; (b) independently developed; (c) rightfully obtained from a third party without an obligation of confidentiality; (d) known prior to date of this Agreement without obligation of confidentiality; or (e) required to be disclosed by legal or regulatory authority.

6.3 Non-Public Personal Information. All capitalized terms used in this Section 6 and not otherwise defined shall have the meanings throughout this Agreement set forth in the Federal "Privacy of Consumer Financial Information" Regulation (12 CFR Part 40), as amended from time to time (the "Privacy Regulation"), issued pursuant to Section 504 of the Gramm-Leach-Bliley Act (15 U.S.C. 6801 et seq.). The parties acknowledge that the Privacy Regulation governs disclosures of Nonpublic Personal Information about Consumers and Customers, and


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that Nonpublic Personal Information is included in the definition of
"Confidential Information" in this Agreement. Each party hereby agrees that as the party receiving or maintaining Nonpublic Personal Information (the "Receiving Party") it shall:

     (a) comply with the terms and provisions of the Privacy Regulation, including, without limitation, the provisions regarding the sharing, collection, access and use of Nonpublic Personal Information, the provisions regarding notice and opt-out requirements, and the provisions regarding the limitations on the sharing of account number information for marketing purposes;

     (b) not disclose or use any Nonpublic Personal Information that it obtains from the other party (the "Disclosing Party") except to carry out the purposes for which the Disclosing Party provided such Nonpublic Personal Information;

     (c) not make any changes to its security measures that would increase the risk of unauthorized access, use or disclosure of Nonpublic Personal Information;

     (d) not disclose any Nonpublic Personal Information provided by the Disclosing Party to any other entity, without the prior written consent of the Disclosing Party;

     (e) at any time, upon the Disclosing Party's request, return to the Disclosing Party all of the Disclosing Party's Nonpublic Personal Information. Neither party shall be under any obligation to take any action, which, within such party's reasonable judgment, would constitute a violation of the Privacy Regulation or its internal privacy policies;

     (f) safeguard Nonpublic Personal Information by maintaining security and procedural standards that comply with state and federal regulations to protect against unauthorized access, use or disclosure (or threatened access, use or disclosure) of the Disclosing Party's Nonpublic Personal Information.

6.4 Service Provider Agreements. Each party agrees that when Nonpublic Personal Information is provided to a nonaffiliated third party ("a Service Provider") who performs services for or functions on behalf of the party, including marketing of the party's own products or services, or marketing of financial products or services pursuant to Joint Agreements between the party and other Financial Institutions, such party shall disclose to its Consumers and/or Customers that (a) it will be providing such Nonpublic Personal Information to the Service Provider and (b) it has entered a contractual agreement with the Service Provider that requires the Service Provider to maintain the confidentiality of such Nonpublic Personal Information pursuant to the Privacy Regulation.

6.5 Other Privacy Regulations. Each party agrees that compliance with the Privacy Regulation does not relieve either party of any of its duties and obligations to comply with other applicable privacy laws, statutes, ordinances or regulations of the appropriate authorities.


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6.6 Remedies. The Receiving Party agrees that (a) any unauthorized access, use or disclosure (or threatened unauthorized access, use or disclosure) of the Disclosing Party's Nonpublic Personal Information or other Confidential Information, (b) other violation of the Privacy Regulation, or (c) violation of other applicable privacy regulations, may cause immediate and irreparable harm to the Disclosing Party for which money damages may not constitute an adequate remedy. In that event, each party agrees that injunctive relief may be warranted in addition to any other remedies the Disclosing Party may have. In addition, the Receiving Party agrees promptly to advise the Disclosing Party in writing of any unauthorized misappropriation, disclosure or use by any person of Confidential Information (including, without limitation, Nonpublic Personal Information) which may come to its attention and to take all steps at its own expense reasonably requested by the Disclosing Party to limit, stop or otherwise remedy such misappropriation, disclosure or use.

7.   VESTING OF RENEWAL COMMISSIONS

7.1 LMG, its successors, executors, assigns, or administrators is vested as to the first year and renewal commissions and, as provided in APPENDIX B, shall continue to receive renewal commissions on premiums on Policies received by American National.

8.   BONUS ARRANGEMENT

8.1 As long as this Agreement remains in effect, an annuity bonus arrangement, calculated as specified in APPENDIX D, will be payable by American National to LMG, if earned.

8.2 As long as this Agreement remains in effect, a life bonus arrangement, calculated as specified in APPENDIX D, will be payable by American National to LMG, if earned.

9.   NON-COMPETE PROVISION

9.1 Except through appointed Wholesalers and Producers covered by this Agreement, American National will not, during the duration of this contract, design, develop or market a policy form or rider o to the Policies sold under this Agreement.

9.2 LMG and American National will jointly develop new products. American National will o of any o to inform LMG in writing of its decision to market or not to market the product. o.

9.3 LMG and American National will jointly develop proprietary products as mutually agreed upon. Neither LMG nor American National are obligated to pursue the development of such products.

10.  GENERAL PROVISIONS

10.1 The parties agree that this Agreement is an honorable undertaking, and agree to cooperate each with the other in carrying out its provisions.

10.2 Each party will cause its employees and Wholesalers and Producers to, upon receipt of any summons or other notice of suit or regulatory authority inquiry wherein the other party is named in any manner, forward any and all such documents within twenty-four (24) hours to the attention of the other party by facsimile, overnight mail, or overnight courier.

10.3 The waiver of any breach of any term, covenant or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, or condition. No term, covenant or condition of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the party charged therewith.

10.4 For any notice under this Agreement, notice shall be sufficient and effective five (5) business days after deposit in the U.S. Mail, postage prepaid, registered or certified, return receipt requested, or upon receipt if delivered personally or by a nationally recognized overnight carrier. Such notice shall be directed as follows:

To LMG:                Legacy Marketing Group
                       Lynda Regan, Chief Executive Officer
                       Preston Pitts, President
                       2090 Marina Avenue
                       Petaluma, California 94954


With copy to:          Stokes Lazarus Carmichael LLP
                       80 Peachtree Park Drive, N.E.
                       Atlanta, Georgia 30309

To American National:  American National Insurance Company
                       Richard Ferdinandtsen, President and Chief Operating
                        Officer
                       Kelly Wainscott, Vice President, Independent Marketing David Behrens, Executive Vice President, Independent
                        Marketing
                       One Moody Plaza
                       Galveston, Texas 77550-7999

With copy to:          Frederick E. Black, Greer, Herz and Adams LLP
                       One Moody Plaza, 18th Floor
                       Galveston, Texas 77550-7999

10.5 If any clause, paragraph, term or provision of this Agreement shall be found to be void or unenforceable by any court of competent jurisdiction, such finding shall have no effect upon any other clause, paragraph, term, or provision of this Agreement, and same shall be given full force and effect.

10.6 Each party expressly represents and warrants that it has the authority to enter into this Agreement and that it is not or will not be, by virtue of entering into this Agreement or otherwise, in breach of any other agreement with any other insurance company, association, firm, person or corporation. Each party warrants that the other party will be free from

o CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

interference or disturbance in its use of all products, advertising, marketing techniques and all information provided by the originating party.

10.7 This Agreement shall be binding upon the successors and assigns of American National as well as upon LMG's successors and permissive assigns.

10.8 The persons signing this Agreement on behalf of American National and LMG warrant, covenant and represent that they are authorized to execute this Agreement on behalf of such corporations pursuant to their bylaws or a resolution of their board of directors.

10.9 This Agreement, including APPENDICES A, B, C, D and E and the provisions hereof, and the Administrative Services Agreement into constitute the entire agreement of the parties. No modification hereof shall be binding upon American National or LMG unless such amendment is in writing and signed by officers of American National and LMG. The Agreement shall be governed by the laws of the State of Texas. Any similar agreement signed prior to the execution dates below is null and void and abrogated hereby. No change, waiver or discharge shall be valid unless in writing, and signed by an authorized representative of the party against whom such change, waiver or discharge is sought to be enforced. No delay or omission by either party to exercise any right or power shall impair such right or power or be construed as a waiver. A waiver by either of the parties of any of the covenants to be performed by the other or any breach shall not be construed to be a waiver of any succeeding breach or any other covenant.

10.10 All future o fees for product development beyond those incurred in completing the group and individual life products as called for in the original marketing agreement signed on May 31, 1993, will be o, unless agreed to otherwise in writing. o projects to be o in this manner will be the result of joint decisions to engage the o. Such o will be billed directly to American National. American National will bill LMG separately for its share of the expenses, submitted with a copy of such fees.

10.11 In no event and under no circumstances shall either party under this Agreement be liable to the other party under any provision of this Agreement for lost profits or for exemplary, speculative, special, punitive or consequential damages.

10.12 Each party shall be excused from performance for any reasonable period and to the extent that the party is prevented from performing any services, in whole or in part, as a result of delays caused by an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond that party's reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment and such non-performance shall not be a default or a ground for termination.

10.13 Any claim or dispute arising out of or relating to this Agreement, or any breach thereof, shall be finally determined and settled pursuant to binding arbitration in Houston, Texas, by one arbitrator, to be agreed upon by the parties. The arbitrator shall be an attorney licensed to practice law in the state of Texas. Should the parties fail to agree on an arbitrator then each party shall appoint one arbitrator who shall then agree to appoint a third arbitrator. In such an event, the first two arbitrators will not be required to participate and the final arbitrator may conduct the arbitration as a sole arbitrator. Should one party fail to appoint an arbitrator as herein contemplated then the choice of the other party shall be the sole arbitrator. If the two arbitrators appointed by or on behalf of the parties as contemplated herein fail to appoint a third arbitrator within ten (10) days after the date of the appointment of the last arbitrator, then any person sitting as a District Judge in Houston, Texas, upon application of either party, shall appoint an arbitrator to fill such position with the same force and effect as though such arbitrator had been appointed or herein contemplated.

The arbitration proceeding shall apply the laws of the state of Texas and be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The cost of arbitration (exclusive of attending the arbitration, and of the fees and expenses of legal counsel to such party, to be borne by each party) shall be shared equally by American National and LMG unless such arbitrator deems it just to allow one party to recover such costs from the other. The arbitration award shall be final and conclusive and shall receive recognition and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

10.14 LMG hereby indemnifies and holds harmless American National, its officers, directors, employees and representatives from any and all claims, damages, expenses, liabilities, losses, causes of action, costs and obligations, of whatever kind or nature, whether joint and several or otherwise (including, but not limited to, attorneys' fees and expenses and amounts paid in settlement of any claims or liabilities) to any third party, arising out of LMG's fraudulent or negligent act(s) or omission(s); LMG's failure to comply with the terms of this Agreement; LMG's failure to comply with any law or regulation with respect to its duties hereunder except that LMG shall not be required to indemnify or hold harmless American National for any act or omission of LMG which was directed orally or in writing by American National, or required by American National under the Agreement.

American National hereby indemnifies and holds harmless LMG, its officers, directors, employees and representatives from any and all claims, damages, expenses, liabilities, losses, causes of action, costs and obligations, of whatever kind or nature, whether joint and several or otherwise (including, but not limited to, attorneys' fees and expenses and amounts paid in settlement of any claims or liabilities) to any third party, arising out of American National's fraudulent or negligent act(s) or omission(s); American National's failure to comply with the terms of this Agreement; American National's failure to comply with any law or regulation with respect to its duties hereunder; and any actions or omissions of LMG which were directed orally or in writing by American National, or required by American National under the Agreement.

Without in any way limiting the above reciprocal indemnifications, the parties hereto expressly agree that neither party shall be prohibited under this section from seeking such indemnification on the basis that such party seeking indemnification is itself negligent. Provided, however, that no party shall be liable for that portion of the claims, damages, liabilities, losses or causes of action resulting from the negligence of the other party, or resulting from the negligence of any third party, whether or not such third party is named in the lawsuit.

In lawsuits brought against both parties by a third party, the parties agree that each shall work together in a good faith effort to defend against and/or settle such lawsuits brought by a third party. In lawsuits brought against one but not both parties, to the extent practicable, all efforts will be made to defend or settle the claim with such third party without bringing the other party into the initial lawsuit. In any case, each party shall assert and protect all mutual privileges of one another, including but not limited to the attorney-client privilege, the joint defense privilege, and the attorney work product privilege. Notwithstanding the foregoing, nothing herein shall prevent LMG or American National from seeking indemnification from the other party in a separate arbitration or other proceeding without the constraints of the joint defense privilege or joint attorney work product privilege.

The parties hereto expressly agree that, prior to the institution of any action or the filing of any claim against one another under this section, the parties will confer directly in good faith to resolve any disputes. For American National, such discussions shall involve Dave Behrens, Executive Vice President, or Kelly Wainscott, Vice President, or their successors or designees. For LMG, such discussions shall involve Lynda Regan, Chief Executive Officer, or Preston Pitts, President, or their successors or designees.

10.15 SURVIVAL: Sections 4.4, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 7, 10.12, 10.13 and
10.14 shall survive the termination of this Agreement.








               {Remainder of this page intentionally left blank.}

Any similar agreement signed prior to the execution dates below is null and void and abrogated hereby.

IN WITNESS HEREOF, the parties hereto have executed this Agreement.



         LEGACY MARKETING GROUP


         By: /s/ R. Preston Pitts

         Title: President

         Witness: /s/ Lynn Laub

         Date: November 15, 2002




         AMERICAN NATIONAL INSURANCE COMPANY


         By: /s Kelly M. Wainscott

         Title: Vice President

         Witness: /s/ Jynx Yucra

         Date: November 15, 2002

                                   APPENDIX A

GEOGRAPHIC TERRITORY:
The District of Columbia and all states other than New York and Alabama.

Products

Periodic Pay Life Products

1.   LegacyMaster Whole Life
2.   LegacyMaster 5 Pay
3.   LegacyMaster Universal Life
4. AmeriMaster, formerly known as the Wealth Master II-WealthMaster with loan and surrender charge modifications
5.   WealthMaster
6.   Executive Master Plan I, formerly known as the Personal Retirement Program
     I
7.   Executive Master Plan II, formerly known as the Personal Retirement Program
     II


Single Premium Deferred Annuities

1. BenchMark 5 Annuity with premium enhancement, formerly known as the premium bonus
2. BenchMark 7 Annuity with premium enhancement, formerly known as the premium bonus
3. BenchMark 10 Annuity with premium enhancement, formerly known as the premium bonus
4.   BenchMark 5 Annuity - No bonus
5.   BenchMark 7 Annuity - No bonus
6.   BenchMark 10 Annuity No bonus
7.   BenchMark 5 Extra Series (0,2,3,4)
8.   BenchMark 10 Extra Series (0,2,4,6,8)
9.   BenchMark NSC Annuity, formerly known as the ValuMark Annuity


Single Premium Whole Life

1.   GrowthMaster Single Premium Whole Life
2.   ValuMaster Single Premium Whole Life

Riders

1.   Periodic Pay Whole Life products
     1.   Paid Up on First Death
     2.   First to Die
     3.   Contemplation of Death

     4.   Waiver of Scheduled Premium
     5.   Waiver of COI
     6.   Death Benefit Option B
     7.   Split Certificate Rider
     8.   Term Insurance Rider


2.   Universal Life Products
     1.   Contemplation of Death Rider
     2.   Waiver of Monthly Deduction Rider
     3.   Guaranteed Death Benefit Rider

o CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC


                                   APPENDIX B

Legacy Marketing Group's Base Compensation Schedule
o Product Line


Compensation to LMG shall equal o of the following tables:

I.   o


1.   Premium and Trailer Commission

Premium Band #1:  Premium o

                               o         o         o         o          o
o
     o                            o         o         o         o          o
     o                            o         o         o         o          o
     o                            o         o         o         o          o

o
     o                            o         o         o         o          o
     o                            o         o         o         o          o
     o                            o         o         o         o          o

o
     o                            o         o         o         o          o
     o                            o         o         o         o          o
     o                            o         o         o         o          o


-----------------------
1 o
2 o
3 o

Premium Band #2:  Premium o

                               o         o         o         o          o
o
     o                            o         o         o         o          o
     o                            o         o         o         o          o
     o                            o         o         o         o          o

o
     o                            o         o         o         o          o
     o                            o         o         o         o          o
     o                            o         o         o         o          o

o
     o                            o         o         o         o          o
     o                            o         o         o         o          o
     o                            o         o         o         o          o


Premium Band #3:  Premium o

                               o         o         o         o          o
o
     o                            o         o         o         o          o
     o                            o         o         o         o          o
     o                            o         o         o         o          o

o
     o                            o         o         o         o          o
     o                            o         o         o         o          o
     o                            o         o         o         o          o

o
     o                            o         o         o         o          o
     o                            o         o         o         o          o
     o                            o         o         o         o          o


2. o is a o annual trailer on the inforce cash value and is due monthly starting at the end of the first month after the certificate effective date.

o CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

----------------------- ---------------------- ---------------- ------------------ ---------------- ----------------------
                        o                                       o                                   o
                                               o                                   o
----------------------- ---------------------- ---------------- ------------------ ---------------- ----------------------
o                                  o                      o                o                  o                o
----------------------- ---------------------- ---------------- ------------------ ---------------- ----------------------
o                                  o                      o                o                  o                o
----------------------- ---------------------- ---------------- ------------------ ---------------- ----------------------
o

                                   o                      o                o                  o                o
----------------------- ---------------------- ---------------- ------------------ ---------------- ----------------------


o                                  o                      o                o                  o                o
----------------------- ---------------------- ---------------- ------------------ ---------------- ----------------------


-----------------------
1 o
2 o
3 o
4 o

                                   APPENDIX C

         Legacy Marketing Group: Wholesaler and Producer Agreement(s) (To be inserted)

o CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC


                                   APPENDIX D

BONUS AGREEMENT



American National will pay a Performance Bonus to LMG on both Life and Annuity premium as a reward for production and/or persistency. This bonus will be paid quarterly, within 10 business days of the end of each quarter, beginning with the end of the first quarter following the date of this Agreement and will be based on the criteria shown below. It will continue until such time as this Agreement is terminated or if both parties agree in writing to modify and/or terminate the bonus.

The bonus is calculated by applying the appropriate Bonus Percentage o. No annuity bonus is paid if o.


o

                                   APPENDIX E

                              AUTHORIZED PERSONNEL

REPRESENTING AMERICAN NATIONAL

Name                     Title                           Function

Bruce Pavelka            Vice President                  Administration

Richard Crawford         Vice President                  Reporting/Accounting
                         & Assistant Controller

Frank Broll              Vice President                  Actuarial Valuation

Rex Hemme                Vice President                  Product and Policy Form
                                                         Development

Kelly Wainscott          Vice President                  Marketing

David Behrens            Executive Vice President        Overall
                         of  Independent Marketing

REPRESENTING LMG

Name                     Title                           Function

Preston Pitts            President                       Overall

Steve Taylor             Chief Financial Officer         Finance

Lynda Regan              Chief Executive Officer         Overall


Don Dady                 Vice President of               Marketing
                         Marketing